                                                                     EXHIBIT 4.1

                          TENTH SUPPLEMENTAL INDENTURE

      TENTH SUPPLEMENTAL INDENTURE, dated as of December 9, 2005 (the "TENTH
SUPPLEMENTAL INDENTURE"), among Armor Holdings, Inc., a Delaware corporation
(the "COMPANY"), the Subsidiary Guarantors listed on Exhibit A attached hereto
(collectively, the "Existing Subsidiary Guarantors"), the Subsidiary Guarantor
listed on Exhibit B attached hereto (the "New Subsidiary Guarantor"), and
Wachovia Bank, National Association, a national banking association, as trustee
(the "TRUSTEE").

WITNESSETH

      WHEREAS, the Company has issued its 8 1/4% Senior Subordinated Notes due
2013 (the "NOTES") in the aggregate principal amount of $150,000,000 under and pursuant to the Indenture dated as of August 12, 2003, among the Company, the
Subsidiary Guarantors parties thereto and the Trustee (the "INDENTURE");

      WHEREAS, pursuant to the terms of the Indenture, the Indenture has been supplemented by the First Supplemental Indenture, dated as of September 30, 2003
(the "FIRST SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary
Guarantors parties thereto and the Trustee; the Second Supplemental Indenture, dated as of December 9, 2003 (the "SECOND SUPPLEMENTAL INDENTURE"), among the
Company, the Subsidiary Guarantors parties thereto and the Trustee; the Third
Supplemental Indenture, dated as of December 24, 2003 (the "THIRD SUPPLEMENTAL
INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee; the Fourth Supplemental Indenture, dated as of March 24, 2004 (the
"FOURTH SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee; the Fifth Supplemental Indenture, dated as of
August 16, 2004 (the "FIFTH SUPPLEMENTAL INDENTURE"), among the Company, the
Subsidiary Guarantors parties thereto and the Trustee; the Sixth Supplemental
Indenture, dated as of September 24, 2004 (the "SIXTH SUPPLEMENTAL INDENTURE"),
among the Company, the Subsidiary Guarantors parties thereto and the Trustee;
the Seventh Supplemental Indenture, dated as of December 29, 2004 (the "SEVENTH
SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee; the Eighth Supplemental Indenture, dated as of May 25,
2005 (the "EIGHTH SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary
Guarantors parties thereto and the Trustee; and the Ninth Supplemental
Indenture, dated as of August 25, 2005 (the "NINTH SUPPLEMENTAL INDENTURE"),
among the Company, the Subsidiary Guarantors parties thereto and the Trustee.

      WHEREAS, pursuant to Section 4.20(C) of the Indenture, the Company and the
Trustee entered into a Release dated as of November 26, 2003 under which certain of the Discontinued Domestic Subsidiaries were released and discharged from their Subsidiary Guarantees and their obligations under the Indenture and the
Registration Rights Agreement;

      WHEREAS, pursuant to Section 4.22 of the Indenture, the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the
Trustee this Tenth Supplemental Indenture pursuant to which the New Subsidiary
Guarantor shall become bound by the provisions of the Indenture as a Subsidiary
Guarantor;

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Tenth Supplemental Indenture; and

      WHEREAS, all things necessary for the execution of this Tenth Supplemental
Indenture and to make this Tenth Supplemental Indenture a valid and binding agreement of the parties hereto have been done.

      NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Existing Subsidiary Guarantors, the New Subsidiary Guarantor
and the Trustee, such parties hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

            Section 1.       Definitions.

            Unless otherwise stated or unless the context shall otherwise require, all capitalized terms used in this Tenth Supplemental Indenture shall be given the same meanings as such terms are defined in the Indenture, the First
Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh
Supplemental Indenture, the Eighth Supplemental Indenture, or the Ninth
Supplemental Indenture, as the case may be.

            Section 2.       Subsidiary Guarantee.

            (a)   By execution and delivery of this Tenth Supplemental
Indenture, the New Subsidiary Guarantor hereby agree to become a Subsidiary
Guarantor pursuant to the Indenture and to assume all obligations of the
Subsidiary Guarantors under the Indenture (including, without limitation, the
Subsidiary Guarantee as defined in the Indenture) and the Notes, in each case, in accordance with the terms thereof.

            (b)   The New Subsidiary Guarantor hereby agrees that its execution and delivery of this Tenth Supplemental Indenture shall evidence its Subsidiary
Guarantee as set forth in the Indenture without the need for any further notation on the Notes and the delivery and authentication of any Note by the
Trustee under the Indenture, including any Note authenticated and delivered on or prior to the date of this Tenth Supplemental Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Tenth Supplemental
Indenture on behalf of such New Subsidiary Guarantor. Each of the Existing
Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in
Section 11.01 of the Indenture shall remain in full force and effect.

                                       2

            Section 3.       Effectiveness and Validity.

            (a)   This Tenth Supplemental Indenture shall become effective
on the date first written above. The Indenture, as supplemented by the First
Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh
Supplemental Indenture, the Eighth Supplemental Indenture, and the Ninth
Supplemental Indenture, is in all respects ratified and confirmed hereby.
Following the effectiveness hereof, the Indenture, the First Supplemental
Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture,
the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth
Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth
Supplemental Indenture, and the Ninth Supplemental Indenture shall be deemed supplemented in accordance herewith, and this Tenth Supplemental Indenture shall form a part of the Indenture as supplemented by the First Supplemental
Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture,
the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth
Supplemental Indenture, the Seventh Supplemental Indenture, and the Eighth
Supplemental Indenture, and the Ninth Supplemental Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by the First Supplemental Indenture, the
Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth
Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental
Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental
Indenture, the Ninth Supplemental Indenture, and the Tenth Supplemental
Indenture shall be entitled to the benefit thereof and hereof and be bound thereby and hereby.

            (b)   If an Officer of a Subsidiary Guarantor whose signature is on the Indenture, the First Supplemental Indenture, the Second Supplemental
Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture,
the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh
Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth
Supplemental Indenture or the Tenth Supplemental Indenture no longer holds that office at the time the Trustee authenticates such Notes or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee shall be valid nevertheless.

            Section 4.       Solvency; No Fraudulent Transfer or Conveyance.

            The New Subsidiary Guarantor, for the benefit of each Holder, confirms that it is a solvent corporation, limited liability company, or other entity and that the granting of the Subsidiary Guarantee is not made with the purpose of defrauding any of its current creditors. Each of the Company and the
New Subsidiary Guarantor confirms that the Subsidiary Guarantee given by the New
Subsidiary Guarantor does not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance
Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.

                                       3

            Section 5.       No Personal Liability of Directors, Officers,
Employees and Stockholders.

            No director, officer, employee, incorporator or stockholder of the
Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the
Indenture, the First Supplemental Indenture, the Second Supplemental Indenture,
the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh
Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth
Supplemental Indenture, or this Tenth Supplemental Indenture, the Subsidiary
Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. The acceptance of a Note by each Holder of Notes is deemed to be a waiver and release of all such liability. This waiver and release are part of the consideration for issuance of the Subsidiary Guarantee set forth in and evidenced by this Tenth
Supplemental Indenture.

            Section 6.       Governing Law.

            THIS TENTH SUPPLEMENTAL INDENTURE AND THE NOTES AND THE SUBSDIARY
GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

            Section 7.       Successors.

            All agreements of the Company and the Subsidiary Guarantors in the
Indenture, the First Supplemental Indenture, the Second Supplemental Indenture,
the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh
Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth
Supplemental Indenture, this Tenth Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Tenth
Supplemental Indenture shall bind its successors.

            Section 8.       Duplicate Originals.

            The parties may sign any number of copies of this Tenth Supplemental
Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

            Section 9.       Severability.

            In case any provision in this Tenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Indenture, the First Supplemental Indenture, the
Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth
Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental
Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental
Indenture, the Ninth Supplemental Indenture, this Tenth Supplemental Indenture and the Notes shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                                       4

            Section 10.      Headings.

            The headings of the sections of this Tenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Tenth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

            Section 11.      Trustee.

            The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the Trustee.

                                       5

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental
Indenture to be duly executed as of the date first written above.

                                     ARMOR HOLDINGS, INC.,
                                     a Delaware corporation

                                     By: /s/ Philip A. Baratelli
                                         --------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Corporate Controller, Treasurer
                                                and Secretary

                                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Trustee

                                     By: /s/ Stephanie Moore
                                         -------------------------------------
                                         Name:  Stephanie Moore
                                         Title: Assistant Vice President

                                     AS EXISTING SUBSIDIARY GUARANTORS:

                                     911EP, INC.
                                     ACCUCASE, L.L.C.
                                     AHI PROPERTIES I, LLC (F/K/A AHI
                                       PROPERTIES I, INC.)
                                     ARMOR ACCESSORIES, INC.
                                     ARMOR BRANDS, INC.
                                     ARMORGROUP SERVICES, LLC
                                     ARMOR HOLDINGS GP, LLC
                                     ARMOR HOLDINGS LP, LLC
                                     ARMOR HOLDINGS FORENSICS, L.L.C.
                                     ARMOR HOLDINGS PRODUCTS, L.L.C.
                                     ARMOR HOLDINGS PROPERTIES, INC.
                                     ARMOR HOLDINGS MOBILE SECURITY, L.L.C.
                                     ARMOR SAFETY PRODUCTS COMPANY
                                     B-SQUARE, INC.
                                     BIANCHI INTERNATIONAL
                                     BREAK-FREE, INC.
                                     CASCO INTERNATIONAL, INC.
                                     CDR INTERNATIONAL, INC.
                                     CENTIGON USA, LLC
                                     THE CENTIGON COMPANY, LLC
                                     DEFENSE TECHNOLOGY CORPORATION OF AMERICA
                                     HATCH IMPORTS, INC.
                                     IDENTICATOR, INC.
                                     KLEEN BORE, INC.
                                     MONADNOCK LIFETIME PRODUCTS, INC., a
                                       Delaware corporation
                                     MONADNOCK LIFETIME PRODUCTS, INC. a
                                       New Hampshire corporation
                                     MONADNOCK POLICE TRAINING COUNCIL, INC.
                                     NEW TECHNOLOGIES ARMOR, INC.
                                     ODV HOLDINGS CORP.
                                     O'GARA-HESS & EISENHARDT ARMORING
                                       COMPANY, L.L.C.
                                     PRO-TECH ARMORED PRODUCTS OF
                                       MASSACHUSETTS, INC.
                                     RAMTECH DEVELOPMENT CORP.
                                     SAFARILAND GOVERNMENT SALES, INC.
                                     SAFARI LAND LTD., INC.
                                     SPEEDFEED ACQUISITION CORP.
                                     MT. COBB SPECIALTY, INC.

                                     PENN FIBRE & SPECIALTY COMPANY
                                         OF DELAWARE, INC.
                                       PFS SALES COMPANY
                                     SECOND CHANCE ARMOR, INC.
                                     THE SPECIALTY GROUP, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       DELAWARE, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       KENTUCKY, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       NEVADA, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       PENNSYLVANIA, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       TENNESSEE, INC.
                                     SPECIALTY MACHINERY, INC.
                                     SPECIALTY PLASTIC PRODUCTS OF
                                       DELAWARE, INC.

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     NAP PROPERTIES, LTD.

                                     By: NAP PROPERTY MANAGERS LLC, its
                                         General Partner

                                     By: ARMOR HOLDINGS PROPERTIES, INC., its
                                         Managing Member

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     NAP PROPERTY MANAGERS, LLC

                                     By: ARMOR HOLDINGS PROPERTIES, INC., its
                                         Managing Member

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Manager

                                     ARMOR HOLDINGS AEROSPACE & DEFENSE,
                                       INC. (F/K/A AHI BULLETPROOF
                                       ACQUISITION CORP.)
                                     INTERNATIONAL CENTER FOR SAFETY
                                       EDUCATION, INC.
                                     SIMULA, INC.
                                     SIMULA AEROSPACE & DEFENSE GROUP, INC.
                                     SIMULA POLYMER SYSTEMS, INC.
                                     SIMULA TECHNOLOGIES, INC.

                                     By: /s/ Glenn J. Heiar
                                         ---------------------------------------
                                         Name:  Glenn J. Heiar
                                         Title: Chief Financial Officer,
                                                Treasurer and Secretary

                                     ARMOR HOLDINGS AIRCRAFT, LLC

                                     By: /s/ Glenn J. Heiar
                                         ---------------------------------------
                                         Name:  Glenn J. Heiar
                                         Title: Manager and Vice President

                                     ARMOR HOLDINGS GOVERNMENTAL
                                       RELATIONS, LLC

                                     By: /s/ Glenn J. Heiar
                                         ---------------------------------------
                                         Name:  Glenn J. Heiar
                                         Title: Manager, Chief Financial
                                                Officer, Treasurer and Secretary

                                     ARMOR HOLDINGS INFORMATION
                                       TECHNOLOGY, L.L.C.

                                     By: /s/  Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Manager and Vice President

                                     AS NEW SUBSIDIARY GUARANTOR:

                                     CENTIGON SALES & MARKETING, LLC

                                     By: /s/ Robert R. Schiller
                                         ---------------------------------------
                                         Name:  Robert R. Schiller
                                         Title: Manager, Chairman of the Board
                                                and Vice President

                                    EXHIBIT A

911EP, Inc., a Delaware corporation
AccuCase, L.L.C., a California limited liability company
AHI Properties I, LLC (f/k/a AHI Properties I, Inc.) a Delaware limited liability company
Armor Accessories, Inc., a Delaware corporation
Armor Brands, Inc., a Delaware corporation
ArmorGroup Services, LLC, a Delaware limited liability company
Armor Holdings Aerospace & Defense, Inc. (f/k/a AHI Bulletproof Acquisition
      Corp.), a Delaware corporation
Armor Holdings Forensics, L.L.C., a Delaware limited liability company
Armor Holdings Governmental Relations, LLC, a Delaware limited liability company
Armor Holdings GP, LLC, a Delaware limited liability company
Armor Holdings Information Technology, L.L.C., a Delaware limited liability company
Armor Holdings LP, LLC, a Delaware limited liability company
Armor Holdings Mobile Security, L.L.C., a Delaware limited liability company
Armor Holdings Payroll Services, LLC, a Delaware limited liability company
Armor Holdings Products, L.L.C., a Delaware limited liability company
Armor Holdings Properties, Inc., a Delaware corporation
Armor Safety Products Company, a Delaware corporation
B-Square, Inc., a Texas corporation
Bianchi International, a California corporation
Break-Free Inc., a Delaware corporation
Casco International, Inc., a New Hampshire corporation
CDR International, Inc., a Delaware corporation
Centigon USA, LLC, a Delaware limited liability company
The Centigon Company, LLC, a Delaware limited liability company
Defense Technology Corporation of America, a Delaware corporation
Hatch Imports, Inc., a California corporation
Indenticator, Inc., a Delaware corporation
International Center for Safety Education, Inc., an Arizona corporation
Monadnock Lifetime Products, Inc., a Delaware corporation
Monadnock Lifetime Products, Inc., a New Hampshire corporation
Monadnock Police Training Council, Inc., a New Hampshire corporation
Mt. Cobb Specialty, Inc., a Pennsylvania corporation
NAP Properties, Ltd., a California limited partnership
NAP Property Managers, LLC, a California limited liability company
New Technologies Armor, Inc., a Delaware corporation
Kleen Bore, Inc., a Massachusetts corporation
ODV Holdings Corp., a Delaware corporation
O'Gara-Hess & Eisenhardt Armoring Company, L.L.C., a Delaware limited liability company
Pro-Tech Armored Products of Massachusetts, Inc., a Massachusetts corporation
Ramtech Development Corp., a Delaware corporation
Safariland Government Sales, Inc., a California corporation
Safari Land Ltd., Inc., a California corporation
Second Chance Armor, Inc., a Delaware corporation
Simula, Inc., an Arizona corporation

Simula Aerospace & Defense Group, Inc., an Arizona corporation
Simula Polymer Systems, Inc., an Arizona corporation
Simula Technologies, Inc., an Arizona corporation
Armor Holdings Aircraft, LLC, a Delaware limited liability company
The Specialty Group, Inc., a Pennsylvania corporation
Specialty Defense Systems of Delaware, Inc., a Delaware corporation
Specialty Plastic Products of Delaware, Inc., a Delaware corporation
Specialty Defense Systems of Tennessee, Inc., a Tennessee corporation
Specialty Defense Systems of Pennsylvania, Inc., a Pennsylvania corporation
Specialty Defense Systems of Kentucky, Inc., a Kentucky corporation
Specialty Defense Systems of Nevada, Inc., a Nevada corporation
Specialty Machinery, Inc., a Pennsylvania corporation
Penn Fibre & Specialty Company of Delaware, Inc., a Delaware corporation
PFS Sales Company, a Pennsylvania corporation
Speedfeed Acquisition Corp., a Delaware corporation

                                    EXHIBIT B

Centigon Sales & Marketing, LLC, a Delaware limited liability corporation